                                                                    Exhibit 5.1


                                PALMER & DODGELLP
                             ======================
                   111 HUNTINGTON AVENUE AT PRUDENTIAL CENTER
                             BOSTON, MA 02199-7613





September 11, 2003


Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808



         We are furnishing this opinion in connection with the registration statement on Form S-3 (the "Registration Statement") of Lamar Advertising Company (the "Company"), a Delaware corporation, filed on or about the date hereof with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         We have reviewed the Registration Statement, including the prospectus (the "Prospectus") that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of up to $500,000,000 aggregate offering price of (i) one or more series of debt securities (the "Debt Securities"), (ii) shares of preferred stock, $.001 par value (the "Preferred Stock"), (iii) shares of Class A common stock, $.001 par value (the "Class A Stock") and (iv) warrants to purchase Class A Stock, Preferred Stock or Debt Securities (collectively, the "Warrants"), and the guarantees by certain subsidiaries of the Company listed as Co-Registrants in the Registration Statement (the "Subsidiaries") of the Debt Securities (the "Guarantees"). The Debt Securities, the Guarantees, the Preferred Stock, the Class A Stock and the Warrants are collectively referred to herein as the "Securities." The Registration Statement provides that Debt Securities may be convertible into shares of Class A Stock or shares of Preferred Stock, and that shares of Preferred Stock may be convertible into shares of Class A Stock.

         The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an "Indenture"), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a "Trustee"). The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement") by and among the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

         In our capacity as your counsel in connection with such registration, we are familiar with certain proceedings taken and proposed to be taken by the Company in connection with the authorization of the Securities. We have made such examination as we consider necessary to render this opinion.

Lamar Advertising Company
September 11, 2003
Page 2


         The opinions rendered herein are limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States.

         Based upon the foregoing, we are of the opinion that:

         1. When (i) the Company and the Trustee duly execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly established in accordance with the terms of such Indenture, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that
(a) the Indenture and all amendments thereto and the particular Debt Securities are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Debt Securities do not violate applicable usury laws, (c) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (d) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (e) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (f) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

         2. When (i) the Company, the Subsidiaries delivering Guarantees of Debt Securities and the Trustee duly execute and deliver an Indenture and the specific terms of the Guarantees and the related Debt Securities have been duly established in accordance with the terms of the applicable Indenture, the Guarantees have been duly executed and delivered and the related Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provision of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and assuming that (a) the Indenture and all amendments thereto and the Guarantees are duly approved by the Board of Directors of the Company and each of the Subsidiaries delivering Guarantees of Debt Securities as required by applicable law, (b) the terms of the Guarantees do not violate applicable usury laws, (c) the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (d) the Guarantees as executed and delivered do not violate any law applicable to each Subsidiary delivering a Guarantee or result in a default under or breach of any agreement or instrument binding upon each such Subsidiary, (e) the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to each Subsidiary delivering a Guarantee, whether imposed by any court or governmental or regulatory body having jurisdiction over each such

Lamar Advertising Company
September 11, 2003
Page 3

Subsidiary and (f) the Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and binding obligations of each Subsidiary delivering a Guarantee, enforceable against each such Subsidiary in accordance with the terms of the Guarantees.

         3. The Company has the authority pursuant to its Certificate of Incorporation, as amended (the "Certificate"), to issue up to 1,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Company's Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

         4. The Company has the authority pursuant to its Certificate to issue up to 175,000,000 shares of Class A Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Class A Stock will be validly issued, fully paid and nonassessable.

         5. When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Warrant Agreement and all amendments thereto and the particular Warrants are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (e) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinions set forth in paragraphs 1, 2 and 5 above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and remedies and to general principles of equity.

Lamar Advertising Company
September 11, 2003
Page 4

         We assume for purposes of this opinion that each of the Company and the Subsidiaries are and will remain duly organized, validly existing and in good standing under applicable state law.

         To the extent that the obligations of the Company and the Subsidiaries under an Indenture or Guaranty may be dependent thereon, we assume for purposes of this opinion that each of the Company and the Subsidiaries has the organizational power and authority to issue and sell the Securities; that the applicable Indenture or Guaranty has been duly authorized by all necessary organizational action by the Company and the Subsidiaries, has been duly executed and delivered by the Company and the Subsidiaries and constitutes the valid, binding and enforceable obligation of each of the Company and the Subsidiaries enforceable against each of the Company and the Subsidiaries in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

         To the extent that the obligations of the Company under each Warrant Agreement may be dependent thereon, we assume for purposes of this opinion that the Company has the corporate power and authority to issue and sell the Securities; that the applicable Warrant Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.




Very truly yours,


/s/ Palmer & Dodge LLP

PALMER & DODGE LLP